Exhibit 99.1

Alaska Communications Systems Reports Fourth Quarter 2011 Results

- Positive Net Income and $125.5 million EBITDA for the year -

- Wireless Net Adds positive for the third consecutive quarter -

- Enterprise Revenue increased over 8% Compared to Prior Year -

- 4G LTE network is in testing phase, with launch scheduled in the first half of 2012 -

- Execution on long term plan to drive growth and free cash flow -

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 1, 2012--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its fourth quarter ended December 31, 2011.

“Our performance for the quarter and full year 2011 was solid. Execution discipline as demonstrated by our 2011 results has been and will remain an important theme as we implement our business plan,” said Anand Vadapalli, ACS president and chief executive officer. “During this past year, we provided updates on two external events – competitive with the proposed entry of a new wireless competitor, and regulatory with the new FCC universal service funding reform. Our business plan provides a path to address both of these external events; by positioning us to grow retail revenues and market share in Alaska, as well as de-levering our balance sheet. The basis of our business plan is our affirmative assessment of the growth potential and our position in the Alaska telecom market. We anticipate growing market share and retail revenues and driving free cash flow based on the following assessment:

1. We have a valuable asset mix of products and services and a differentiated broadband network. The focus of service delivery on this network has been Enterprise and Wireless customers. We will leverage this network to provide broadband solutions to three key customer segments – Enterprise, Small & Medium Business (SMB) and Consumer. Focus on these previously underserved customer segments will present growth opportunities for ACS.

2. In addition to growing our top line, we will improve customer retention by investing in customer service, as the economics of retaining a customer always prevail over the cost of adding a customer.

3. We will relentlessly simplify how we conduct business to drive free cash flow performance. We believe there are continued opportunities to manage costs, and we will invest in experienced process improvement teams and information technology systems upgrades to achieve these benefits.

Our business plan also addresses our balance sheet. Free cash flow will be used to reduce debt over the next three years. The combination of investing in growth, improved service, and simplification while de-levering will drive our financial performance and build on our track record of success,” concluded Vadapalli.

Financial Highlights: Fourth Quarter 2011 Compared to Fourth Quarter 2010

  Revenues of $87.5 million increased by $2.7 million, or 3.2 percent, from $84.8 million in the prior year.
    Enterprise revenue increased by $1.1 million, or 8.1 percent, with data products representing more than 90 percent of our revenues.
    Wireless revenue increased by $1.6 million, or 4.6 percent, with higher wholesale and roaming revenue of $2.0 million offset by a decrease of $0.4 million in retail service and equipment revenue.
    Retail and access wireline revenue was relatively unchanged, with declines in retail revenue offset by higher intrastate access revenues.
  EBITDA of $30.3 million was slightly below prior year of $30.5 million.
    Wireless EBITDA increased by $1.9 million, or 14.2 percent, to $15.4 million. Revenue growth and lower equipment subsidies resulted in the improvement.
    Wireline EBITDA declined by $2.1 million, or 12.4 percent, to $14.9 million. Increases in access charges and leased circuits accounted for the decrease.

Metric Highlights: Fourth Quarter 2011 Compared to Third Quarter 2011

  Wireless connections increased to 117,559, representing the third sequential quarter of positive net adds.
  Wireless average monthly retail service revenue per connection (ARPU) increased by 1.4 percent to $53.54.
  Wireless churn of 2.2 percent improved from 2.4 percent.
  Internet subscribers decreased by 756 to 47,618 and ARPU increased by 2.0 percent to $45.92.
  Retail access lines declined by 2,479 to 147,361 and ARPU decreased by 0.4 percent to $18.18.

“Alaska Communications exited the quarter with total cash of $20.5 million and with full access to our $30.0 million revolver facility. For the twelve months ended December 31, 2011 we generated free cash flow of $43.4 million,” said Wayne Graham, ACS chief financial officer.

2012 Business Outlook

ACS provides guidance for 2012 as follows:

  Revenues will be $355 - $365 million in 2012;
  EBITDA will modestly increase from $125 million in 2011;
  Total capital expenditures will be $55 - $60 million; and
  Free cash flow will be approximately $32 -$36 million.

Conference Call

The Company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-0844 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9835. The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). Also available for the call will be a presentation that will describe the elements of our business plan. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, March 8, 2012 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4509940. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4509940.

Conference Call Presentation

A presentation corresponding with the conference call will be available at alsk.com in the “Events” section.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK), through its subsidiaries, is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced data solutions for businesses and consumers in Alaska. The Alaska Communications network includes the most advanced wireline and wireless data and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking Guidance

This press release includes information related to management's estimate of EBITDA and Free Cash Flow (FCF) for the year ending December 31, 2012. EBITDA and FCF, as defined by the Company, may not be similar to EBITDA and FCF measures used by other companies are not measurements under generally accepted accounting principles (GAAP), and should not be a considered a substitute for other measures of financial performance recorded in accordance with GAAP. Management believes that EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the Company's business operations. Similarly, FCF provides useful information about the ability of the Company to pay dividends and reduce its outstanding indebtedness. Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the most comparable GAAP measure, “net cash provided by operating activities” the Company is not providing an estimate of the year-end 2012 amount for that measure.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s entry into the Alaska market, Universal Service Fund reforms, the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, or other factors affecting the Company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Total operating revenues	$87,472	$84,777	$349,314	$341,524

Operating expenses:
Cost of services and sales	34,852	33,239	135,732	130,862
Selling, general & administrative	23,577	22,542	91,962	88,564
Depreciation and amortization	15,049	16,104	58,559	72,078
(Gain) loss on disposal of assets, net	25	3,325	(565)	2,846
Total operating expenses	73,503	75,210	285,688	294,350

Operating income	13,969	9,567	63,626	47,174

Other income and expense:
Interest expense	(9,456)	(9,445)	(38,271)	(34,754)
Loss on extinguishment of debt	-	(2,081)	(13,445)	(13,339)
Interest income	8	52	34	83
Other	-	-	174	-
Total other income and expense	(9,448)	(11,474)	(51,508)	(48,010)

Income (loss) before income tax benefit (expense)	4,521	(1,907)	12,118	(836)

Income tax benefit (expense)	(2,277)	640	(11,646)	(29,852)

Net income (loss)	$2,244	$(1,267)	$472	$(30,688)

Net income (loss) per share
Basic and diluted
Net income (loss)	$0.05	$(0.03)	$0.01	$(0.69)

Weighted average shares outstanding
Basic	45,229	44,662	45,103	44,589
Diluted	45,485	44,662	45,417	44,589

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents	$20,490	$15,316
Restricted cash	4,956	4,912
Accounts receivable-trade, net of allowance of $5,788 and $6,616	36,986	36,985
Materials and supplies	5,412	6,533
Prepayments and other current assets	4,920	3,999
Deferred income taxes	6,596	10,949
Total current assets	79,360	78,694

Property, plant and equipment	1,428,597	1,416,718
Less: accumulated depreciation and amortization	(1,023,360)	(1,005,736)
Property, plant and equipment, net	405,237	410,982

Non-current investments	-	355
Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	9,515	8,584
Deferred income taxes	72,814	76,813
Equity method investment	2,060	2,060
Other assets	3,154	10,159
Total assets	$605,108	$620,615

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$30,930	$5,213
Accounts payable, accrued and other current liabilities	48,919	62,539
Advance billings and customer deposits	9,218	9,568
Total current liabilities	89,067	77,320

Long-term obligations, net of current portion	538,624	548,096
Other long-term liabilities	28,340	15,688
Total liabilities	656,031	641,104
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	453	447
Additional paid in capital	144,631	166,259
Accumulated deficit	(187,688)	(188,160)
Accumulated other comprehensive income (loss)	(8,319)	965
Total stockholders' deficit	(50,923)	(20,489)

Total liabilities and stockholders' equity (deficit)	$605,108	$620,615

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$2,244	$(1,267)	$472	$(30,688)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	15,049	16,104	58,559	72,078
Settlement of interest rate swap liability	-	(11,145)	-	-
Amortization of debt issuance costs and debt discount	1,400	4,094	12,907	9,674
Stock-based compensation	1,268	1,324	3,888	3,989
Deferred income taxes	2,911	(639)	11,646	32,633
Provision for uncollectible accounts	865	555	2,333	2,863
Other non-cash (income) expenses	183	3,398	(109)	3,595
Changes in operating assets and liabilities	(2,390)	4,489	(10,615)	(7,777)
Net cash provided by operating activities	21,530	16,913	79,081	86,367

Cash Flows from Investing Activities:
Capital expenditures	(18,698)	(13,296)	(52,161)	(38,336)
Change in unsettled capital expenditures	5,368	971	4,425	(2,534)
Proceeds on sale of assets	-	1,085	2,665	1,085
Purchase of equity investment	-	-	-	(2,060)
Change in unsettled acquisition costs	(224)	(380)	(224)	(380)
Net change in restricted accounts	85	(23)	(44)	931
Net change in non-current investments	-	-	529	500
Net cash used by investing activities	(13,469)	(11,643)	(44,810)	(40,794)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,408)	(426,077)	(104,146)	(438,622)
Proceeds from the issuance of long-term debt	-	435,600	120,000	447,600
Debt issuance costs	-	(7,276)	(4,448)	(7,276)
Payment of cash dividend on common stock	(9,736)	(9,617)	(38,818)	(38,394)
Payment of withholding taxes on stock-based compensation	(13)	(66)	(2,043)	(392)
Proceeds from issuance of common stock	159	206	358	556
Net cash used by financing activities	(10,998)	(7,230)	(29,097)	(36,528)

Change in cash and cash equivalents	(2,937)	(1,960)	5,174	9,045

Cash and cash equivalents, beginning of period	23,427	17,276	15,316	6,271

Cash and cash equivalents, end of period	$20,490	$15,316	$20,490	$15,316

Supplemental Cash Flow Data:
Interest paid	$9,952	$6,095	$34,367	$28,911
Loss on extinguishment of hedging instruments	$-	$-	$-	$11,145
Income tax refunds	$(127)	$(2)	$(127)	$34

Supplemental Non-cash Transactions:
Property acquired under capital leases	$64	$-	$1,905	$1,295
Dividend declared, but not paid	$2,268	$9,628	$2,268	$9,628
Additions to ARO assets	$370	$17	$488	$88

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net cash provided by operating activities	$21,530	$16,913	$79,081	$86,367
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	(15,049)	(16,104)	(58,559)	(72,078)
Settlement of interest rate swap liability	-	11,145	-	-
Amortization of debt issuance costs and debt discount	(1,400)	(4,094)	(12,907)	(9,674)
Stock-based compensation	(1,268)	(1,324)	(3,888)	(3,989)
Deferred income taxes	(2,911)	639	(11,646)	(32,633)
Provision for uncollectible accounts	(865)	(555)	(2,333)	(2,863)
Other non-cash income (expenses)	(183)	(3,398)	109	(3,595)
Changes in operating assets and liabilities	2,390	(4,489)	10,615	7,777
Net income (loss)	$2,244	$(1,267)	$472	$(30,688)
Add (subtract):
Interest expense	9,456	9,445	38,271	34,754
Loss on extinguishment of debt	-	2,081	13,445	13,339
Interest income	(8)	(52)	(34)	(83)
Depreciation and amortization	15,049	16,104	58,559	72,078
(Gain) loss on disposal of assets	25	3,325	(565)	2,846
Gain on sale of long-term investments	-	-	(174)	-
Gift of services	-	185	(51)	439
Income tax (benefit) expense	2,277	(640)	11,646	29,852
Stock-based compensation	1,268	1,324	3,888	3,989
EBITDA	$30,311	$30,505	$125,457	$126,526

Less:
Cash capital expenditures	(13,330)	(12,325)	(47,736)	(40,870)
Cash interest expense	(9,952)	(6,095)	(34,367)	(28,911)

Free Cash Flow	$7,029	$12,085	$43,354	$56,745

Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA and Free Cash Flow are not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
OPERATING REVENUE AND EBITDA MARGIN BY SEGMENT
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Wireline revenue
Enterprise	$14,103	$13,045	$52,073	$48,571
Retail	20,148	20,646	81,050	82,658
Wholesale and Access	17,188	16,640	65,983	69,694
Total	51,439	50,331	199,106	200,923
Wireless revenue
Retail service	18,848	18,992	74,640	77,999
Equipment	1,065	1,349	4,233	5,520
Wholesale, roaming and other	16,120	14,105	71,335	57,082
Total	36,033	34,446	150,208	140,601
Total operating revenue	$87,472	$84,777	$349,314	$341,524

Wireline:
Operating revenue	$51,439	$50,331	$199,106	$200,923
Operating expenses (a)	(37,652)	(34,652)	(145,374)	(141,122)
Gift of services	-	185	(51)	439
Stock-based compensation	1,118	1,146	3,418	3,499
Wireline EBITDA	$14,905	$17,010	$57,099	$63,739

Wireline EBITDA Margin	29.0%	33.8%	28.7%	31.7%

Wireless:
Operating revenue	$36,033	$34,446	$150,208	$140,601
Operating expenses (a)	(17,259)	(15,688)	(65,252)	(60,762)
Cost of Equipment	(3,518)	(5,441)	(17,068)	(17,542)
Stock-based compensation	150	178	470	490
Wireless EBITDA	$15,406	$13,495	$68,358	$62,787

Wireless EBITDA Margin	42.8%	39.2%	45.5%	44.7%

Consolidated EBITDA	$30,311	$30,505	$125,457	$126,526

Consolidated EBITDA margin	34.7%	36.0%	35.9%	37.0%

(a) Exclusive of depreciation, amortization and gain/loss on disposal of assets.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CAPITAL SPENDING
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Maintenance capital	$9,632	$12,926	$37,247	$36,697

Growth capital	8,470	-	12,932	-

Capitalized Interest	596	370	1,982	1,639

Capital expenditures	$18,698	$13,296	$52,161	$38,336

Change in unsettled capital expenditures	(5,368)	(971)	(4,425)	2,534

Cash capital expenditures	$13,330	$12,325	$47,736	$40,870

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31	September 30,	December 31
	2011	2011	2010
Wireline:

Retail
Switched access lines	147,361	149,840	156,653
Quarterly growth rate in local telephone switched access lines	-1.7%	-1.8%	-0.8%
Average monthly service revenue per subscriber for the quarter	$18.18	$18.25	$18.15

Long distance subscribers
Long distance subscribers	59,096	60,067	59,166
Average monthly service revenue per subscriber for the quarter	$16.19	$16.22	$17.51

Internet subscribers
DSL subscribers	44,314	44,797	45,698
Dial-up subscribers	3,304	3,577	4,262
Average monthly service revenue per subscriber for the quarter	$45.92	$45.00	$40.81

Wholesale access lines
Wholesale access lines	13,373	14,057	15,780
Quarterly growth rate in wholesale local access lines	-4.9%	-3.3%	-3.9%
Average monthly service revenue per line for the quarter	$36.27	$35.32	$33.37

Wireless:

Wireless connections	117,559	117,496	120,413
Average monthly churn for the quarter	2.2%	2.4%	2.6%
Average monthly retail service revenue per connection for the quarter	$53.54	$52.81	$52.01
Average monthly data revenue per postpaid connection for the quarter	$17.17	$16.82	$13.16

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com